                                                                    Exhibit 99.3

                           STOCK PURCHASE AGREEMENT
                           ------------------------

          This STOCK PURCHASE AGREEMENT (the "Agreement") dated as of September
                                              ---------
30, 1999 between BARCLAYS CALIFORNIA CORPORATION, a California corporation (the "Seller"), and TENFOLD CORPORATION, a Delaware corporation (the "Purchaser").
 ------                                                          ---------

          WHEREAS, the Seller is a member of a group of majority-owned affiliated corporations and other entities the ultimate parent of which is Barclays PLC (such group, the "Barclays Group" and each such member, a "Barclays
                               --------------                           --------
Group Member");
------------

          WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of The LongView Group, Inc., a Massachusetts
                    ------
corporation ("LongView");
              --------

          WHEREAS, Barclays Bank PLC owns all of the ordinary shares (the "UK
                                                                           --
Shares") of LongView UK Ltd., a corporation organized under the laws of England
------
and Wales ("LongView UK");
            -----------

          WHEREAS, the Purchaser wishes to purchase from the Seller, and the Seller wishes to sell to the Purchaser, the Shares and the UK Shares (as defined below), on the terms and subject to the conditions set forth herein; and

          WHEREAS, the Seller is purchasing from the Purchaser a multi-project, worldwide, fully-paid, nonrefundable perpetual license to the Universal Application and TenFold Componentware pursuant to a Master Software License and Services Agreement dated as of the date hereof (the "Master License Agreement"),
                                                     ------------------------
for $4 million in cash.


          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and undertakings of the parties hereto, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions hereof, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                        PURCHASE AND SALE OF SECURITIES
                        -------------------------------

          1.1  Signing.  This signing of this Agreement was held at the offices
               -------
of the Seller at 45 Fremont Street, San Francisco, CA 94105, or at such other location as the parties agreed, on September 30, 1999 (the "Signing").
                                                            -------

          1.2  Purchase and Sale of Shares.  Upon the terms and subject to the
               ---------------------------
conditions of this Agreement, effective as of the Closing (as defined below), the Seller hereby sells, transfers, and assigns to the Purchaser, and the Purchaser hereby purchases, accepts and assumes, all of the Shares and the UK Shares, free and clear of all liens, claims, rights, charges, options, rights of third parties, encumbrances, security interests or other restrictions or limitations of any nature whatsoever ("Liens"), as well as all rights
                                       -----
appurtenant thereto.

          1.3  Delivery of and Purchase Price for the Shares; Escrow.  (a)  To
               -----------------------------------------------------
facilitate the Closing, the Purchaser and the Seller have entered into an escrow agreement, the form of which is attached hereto as Exhibit A (the "Escrow
                                                   ---------       ------
Agreement"), with Chase Manhattan Bank, N.A., a national banking association,
---------
acting as escrow agent (the "Escrow Agent").
                             ------------

          (b) Contemporaneously with the execution of this Agreement, the Seller has deposited the Shares and the UK Shares (as defined in Section 2.3(b)), in genuine and unaltered form, duly endorsed for transfer to or accompanied by executed stock powers or stock transfer forms in the name of the Purchaser, with any requisite stock transfer tax stamps, into escrow pursuant to the Escrow Agreement; provided, that, notwithstanding the deposit of the Shares
                      --------
and the UK Shares into escrow, title to the Shares and the UK Shares shall remain with the Seller until the Closing.

          (c) Contemporaneously with the execution of this Agreement, and in full payment for the Shares effective as of the Closing, the Purchaser has deposited the following consideration (the "Purchase Price") into escrow
                                            --------------
pursuant to the Escrow Agreement; provided, that, notwithstanding the deposit of
                                  --------
the Purchase Price into escrow, title to the Purchase Price shall remain with the Purchaser until the Closing:

               (i)   U.S. $10,000,000, in immediately available funds; and

               (ii) A promissory note in the amount of U.S. $12,000,000, the form of which is attached hereto as Exhibit B (the "Promissory Note").
                                         ---------       ---------------

          (d) The Escrow Agreement, Promissory Note and all other documents, agreements, deeds, assignments, endorsements, certificates and instruments (including instruments of transfer) executed or delivered by a party in connection with the transactions contemplated hereby are hereinafter collectively referred to as the "Ancillary Agreements" of such party.
                                 --------------------

          1.4  Other Deliveries at Signing.  Prior to or contemporaneously with
               ---------------------------
the execution of this Agreement, the following have been delivered and accepted by the parties:

          (a) The Seller has delivered to the Purchaser (i) a certified copy of resolutions of the Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, (ii) certified copies of the Articles of Incorporation and By-laws of the Longview Entities, (iii) an incumbency certificate of the persons signing this Agreement and the Ancillary Agreements on behalf of the Seller, and (iv) resignations of each of the following individuals: James Creighton, Andrea Zulberti, Joanne Medero, Terri Slane, and Theda Haber and any other officer or director of either of the LongView Entities who is an employee, officer or director of the Seller or any other Barclays Group Member, effective as of the Closing. The Seller has also delivered to Purchaser a true and correct copy of an extract of the minutes of the Executive Committee of Barclays PLC approving the sale by the Seller of the Shares to the Purchaser.

          (b) The Purchaser has delivered to the Seller a certified copy of resolutions of the Purchaser's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, together with an incumbency certificate of the persons signing this Agreement and the Ancillary Agreements on behalf of the Purchaser.

          (c) The Seller has delivered to the Purchaser, effective as of the Closing Date, waivers from those Barclays Group Members to whom intercompany obligations are owed by the LongView Entities, waiving the amounts referred to in Section 4.3 of this Agreement.

          1.5  Closing.  (a)  The obligation of the Purchaser to purchase the
               -------
Shares and of the Seller to sell the Shares is subject only to the termination or expiration of the waiting period applicable to the sale and purchase of the Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), without
                                                        -------
material objection from either the U.S. Federal Trade Commission (the "FTC") or
                                                                       ---
the U.S. Department of Justice (the "DOJ") that has not been fully satisfied.
                                     ---

          (b) The parties agree that the forgoing condition shall be satisfied upon the first to occur of (i) the posting of notice of early termination or expiration of the waiting period on either the FTC's or the DOJ's website or
(ii) receipt by either the Seller or the Purchaser of written notification of termination or expiration of the waiting period from the FTC or DOJ, in each case without objection from either the FTC or DOJ that has not been fully satisfied (the first of such to occur, the "Termination/Expiration Notice").
                                            -----------------------------

          (c) Each party agrees to notify promptly the other party if it receives any communication from the FTC or the DOJ regarding the transactions contemplated hereby. Upon receipt by either the Seller or the Purchaser of the Termination/Expiration Notice, the Seller and the Purchaser shall immediately execute and deliver to the Escrow Agent a notice in the form of Exhibit A to the Escrow Agreement (directing the Escrow Agent to release the Shares and the UK Shares to the Purchaser and the Purchase Price to the Seller). The parties agree that if a duly executed notice in the form of Exhibit A to the Escrow Agreement has not been delivered to the Escrow Agent within 12 hours of either party's receipt of the Termination/Expiration Notice pursuant to Sections 1.5(b)(i) or 1.5(b)(ii), either the Seller or the Purchaser shall have the right to execute and deliver to the Escrow Agent and the other party a notice in the form of Exhibit B to the Escrow Agreement (directing the Escrow Agent to release the Shares and the UK Shares to the Purchaser and the Purchase Price to the Seller).

          (d) If either the FTC or the DOJ raises an objection to the sale and purchase of the Shares and the UK Shares contemplated hereby, the parties shall promptly consult with each other in good faith regarding whether to restructure, proceed with or abandon the sale, in light of the nature of the objection raised. In the event the parties agree to abandon the sale, the Seller and Purchaser shall execute and deliver to the Escrow Agent a notice in the form of Exhibit C to the Escrow Agreement (directing the Escrow Agent to return the Shares and the UK Shares to the Seller and the Purchase Price to the Purchaser).

          (e) The time (if any) at which the Escrow Agent releases the Shares and the UK Shares to the Purchaser and the Purchase Price to the Seller is hereinafter referred to as the "Closing" and the date on which the Closing
                                -------
occurs is hereinafter referred to as the "Closing Date."
                                          ------------

          1.6  Commercially Reasonable Efforts.  Each party shall use its
               -------------------------------
commercially reasonable efforts to satisfy the condition set forth in Section 1.5(a) and otherwise to consummate the transactions contemplated by this Agreement as expeditiously as possible.

          1.7  Further Assurances.  Each party shall, at the request of the
               ------------------
other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to more effectively transfer, assign, convey, grant and confirm to the Seller and the Purchaser, or to perfect or record the Seller's and the Purchaser's title to or interest in, or to enable the Seller and the Purchaser to possess and use, the Promissory Note and the Shares and the UK Shares, respectively, or otherwise to confirm or carry out the provisions of and transactions contemplated by this Agreement.


                                  ARTICLE II
                                  ----------

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

           The Seller represents and warrants to the Purchaser that:

          2.1  Due Organization, Etc.  Each of LongView and LongView UK (each, a
               ---------------------
"LongView Entity" and, together, the "LongView Entities") and the Seller is a
 ---------------                      -----------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own, lease and operate its assets and to carry on its business as now conducted. The Purchaser has been furnished true, correct and complete copies of the Articles of Incorporation, By-laws or other documents of organization of each of the LongView Entities, copies of which are attached as Schedule 2.1. Copies of all
                                                   ------------
minutes of, or the unanimous consents in lieu thereof, the meetings of the stockholders and board of directors (and any committee thereof) of each of the Longview Entities have been made available to Purchaser by Seller and are true, complete and accurate records of all such meetings and consents that have been held or given by them. All amendments to, and articles of merger, certificates of designation and other filings with respect to, the articles of incorporation of the LongView Entities were made in accordance with the articles of incorporation of the applicable LongView Entity (as in effect before the amendment of the articles or filings with respect thereto), and the By-laws of the applicable LongView Entity and all requirements of applicable law (including the giving of proper notice of dissenter's and/or appraisal rights in connection with any such amendment or other actions requiring such notice), without violation of any preemptive or other rights, and each of the LongView Entities at all times has otherwise complied with its articles of incorporation and By-laws as in effect at the applicable time.

          2.2  Due Authority; No Breach.  The Seller has all requisite power and
               ------------------------
authority to enter into this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions provided for hereby and thereby have been duly authorized by the Board of Directors of the Seller and the Executive Committee of Barclays PLC and no other proceeding on the part of the Seller or any other Barclays Group Member is necessary to authorize the execution or delivery of this Agreement or the Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by the Seller and, assuming due execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in an action at law or a suit in equity). Neither the execution and delivery of this Agreement or any Ancillary Agreement, the performance by the Seller of its obligations hereunder or thereunder nor the consummation of the transactions provided for hereby or thereby does or will:

          (i) conflict with or violate any provision of the Certificate of Incorporation, By-laws or any other document of organization of the Seller or either of the LongView Entities;

          (ii)  except as set forth on Schedule 2.2(ii), violate, conflict with
                                       ----------------
or result in the breach or termination of, or otherwise give any other person or entity the right to accelerate, renegotiate or terminate or receive any payment, or require any consent, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any Material Contracts (as defined in Section 2.7), or any permits, authorizations, approvals, registrations or licenses granted by or obtained from any governmental, administrative or regulatory authority ("Permits"), to which the Seller or either of the LongView Entities is
            -------
a party or by which any of them or their respective securities, properties or businesses are bound, other than consents which shall have been obtained on or before the Closing Date;

          (iii) result in the creation of any Liens upon the Seller's or either of the LongView Entities' respective securities, properties or businesses;

          (iv) constitute a violation by the Seller or either of the LongView Entities of any laws, rules, ordinances or regulations of any governmental, administrative or regulatory authority ("Laws") or any judgments, orders,
                                         ----
decrees, injunctions, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority ("Judgments"); or
  ---------

          (v) require any consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental or regulatory authorities (each, an "Authority") on the
                                                          ---------
part of the Seller or either of the LongView Entities, other than (A) those which shall have been obtained on or before the Closing Date and (B) the pre-merger notification requirements of the HSR Act.

          2.3   Capitalization.  (a)  The entire authorized capital stock of
                --------------
LongView consists of 5,000,000 shares of common stock, no par value per share, of which 3,608,000 shares are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. The Seller has good and marketable title to, and is the lawful record owner of, all of the Shares, free and clear of any Liens. Immediately following the delivery of the Shares by the Escrow Agent to the Purchaser on the Closing Date, the Purchaser shall have good and marketable title to the Shares, free and clear of any Liens.

          (b) The entire authorized capital stock of LongView UK consists of 300,000 ordinary shares, all of which are issued and outstanding. All of the UK Shares are duly authorized, validly issued, fully paid and nonassessable. Barclays Bank PLC has good and marketable title to, and is the lawful record owner of, all of the UK Shares, free and clear of any Liens. Immediately following the delivery of the UK Shares by the Escrow Agent to the Purchaser on the Closing Date, the Purchaser shall have good and marketable title to the UK Shares, free and clear of any Liens.

          (c) There are not authorized or outstanding any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating either of the LongView Entities to issue, deliver or sell, or cause to be issued, delivered or sold, any authorized or outstanding shares of the capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock of any class or series, of either of the LongView Entities or obligating either of the LongView Entities to grant, extend or enter into any such agreement or commitment.

          (d) There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the LongView Entities or the Shares or the UK Shares. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of any of the capital stock of either of the LongView Entities; and neither of the LongView Entities is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire the Shares or the UK Shares or any other securities of any kind or class of either of the LongView Entities.

          (e) The corporate record books (including the stock records) of each of the LongView Entities are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of each of the LongView Entities as required by law or the By-laws of the LongView Entities and all transactions involving the Shares or the UK Shares.

          2.4  Equity Investments.  Other than the UK Shares, neither of the
               ------------------
LongView Entities owns any shares of or equity or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity.

          2.5  Qualification.  Each of the LongView Entities is duly qualified
               -------------
and licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties it owns, operates or holds under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified has not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business prospects, results of operations, properties (including intangible properties), assets, liabilities or financial condition of the LongView Entities taken as a whole (a "Material Adverse Effect"). Schedule
                                           -----------------------     --------
2.5 lists the jurisdictions in which each of the LongView Entities is qualified
---
to do business as a foreign corporation.

          2.6  Title to Property; Condition; Sufficiency.  (a)  Neither of the
               -----------------------------------------
LongView Entities owns any real property. Schedule 2.6 lists all real property leased, occupied or used by either of the LongView Entities. Except as set forth on Schedule 2.6, each of the LongView Entities has (i) with respect to the real property that is leased by it, a valid and subsisting leasehold estate, free and clear of all Liens, and (ii) with respect to all other assets owned by it, good and marketable title, in each instance free and clear of all Liens (other than purchase money security interests granted in the ordinary course of business in each case in an amount less than $10,000).

          (b)  Except as listed on Schedule 2.6, the properties and other assets
                                   ------------
owned or leased by the LongView Entities are in good operating condition and repair and include all properties and other assets reasonably necessary for the conduct of the business and activities conducted by the LongView Entities as of the date hereof.

          2.7  Contracts.  (a)  Schedule 2.7(a) sets forth a list of all of the
               ---------        ---------------
agreements, contracts and arrangements to which either of the LongView Entities is a party or by which any of its assets or properties are bound or affected and that are material to the condition (financial or otherwise), assets, business or future prospects of the LongView Entities taken as a whole including, without limitation, (i) agreements relating to capital expenditures or the acquisition of tangible or intangible property involving amounts in excess of $50,000, (ii) contracts or agreements prohibiting or limiting the ability of either of the LongView Entities (A) to engage in any line of business, (B) to compete with any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Authority or other entity (each, a "Person"), or (C) to carry on or expand the nature of geographical
          ------
scope of its business, (iii) contracts, agreements or purchase orders with any supplier, other than purchase orders in the ordinary course of business, (iv) contracts or agreements relating to present or ongoing software development or maintenance and support, as well as contracts or agreements relating to past software development or maintenance and support entered into by either LongView Entity on or after September 1, 1998, (v) licenses granted by either of the LongView Entities to any Person, (vi) contracts or agreements that reasonably may be expected to involve future obligations or benefits in excess of $50,000,
(vii) contracts or agreements with the Seller or any other member of the Barclays Group, (viii) loan agreements, letters of credit, guarantees or agreements evidencing indebtedness for borrowed money of either of the LongView Entities, (ix) leases of real property, (x) contracts or agreements with current employees, consultants or independent contractors, as well as contracts or agreements with former employees, consultants or independent contractors entered into by either LongView Entity on or after September 1, 1998, (xi) powers of attorney, (xii) other than as set forth above, contracts or agreements entered into outside the course of ordinary business, and (xiii) product or service warranties or other similar undertakings (all such agreements, contracts and arrangements, the "Material Contracts"). The Seller has made available to the
                   ------------------
Purchaser a copy of each Material Contract.

          (b) Each Material Contract is a legal, valid and binding agreement of such LongView Entity, enforceable against it in accordance with its terms, and will continue as such following the Closing, and to the knowledge of each of the Seller and the LongView Entities is a legal, valid and binding agreement of each other party thereto, enforceable in accordance with its terms (in each case, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity

(regardless of whether enforcement is sought in an action at law or a suit in equity)). Except as set forth on Schedule 2.7(b), no party to any Material
                                 --------------
Contract has given any notice of termination, nor does the Seller or either of the LongView Entities have any reason to believe that such a notice will be given.

          (c)  Except as set forth on Schedule 2.7(c), no default or event of
                                      ---------------
default has occurred with respect to either LongView Entity and, to the knowledge of each of the Seller and the LongView Entities, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by either of the LongView Entities under such Material Contract, or would give to any other Person any rights of termination, cancellation or acceleration of any performance required thereunder or result in the creation of any Lien or any additional or changed obligation of either of the LongView Entities. Neither LongView Entity has waived any material right under or with respect to any of the Material Contracts.

          (d)  Except as set forth on Schedule 2.7(d), to the knowledge of each
               --------------------------------------
of the Seller and the LongView Entities, none of the other parties to the Material Contracts is in default thereunder, nor is either of the LongView Entities or the Seller aware of any event which, with the passage of time, the giving of notice or both, would constitute a default under such Material Contract by such other party.

          (e)  Except as set forth in Schedule 2.7(e), neither of the LongView
                                      ---------------
Entities has provided or entered into any loans of money or property to the officers or employees of either of the LongView Entities, excluding travel and similar advances made in the ordinary course of business.

          2.8  Insurance.  Schedule 2.8 hereto contains a complete and correct
               ---------   ------------
list of all insurance policies (excluding any insurance described on Schedule 2.14(a)) maintained by either of the LongView Entities or by any Person for the benefit of the LongView Entities. With respect to each insurance policy maintained by either LongView Entity, the Seller has made available to the Purchaser a schedule of required premiums under each such policy and complete and correct copies of all such policies together with all riders and amendments thereto. Attached to Schedule 2.8 is a summary of any policy maintained by any Person other than a LongView Entity for the benefit of either LongView Entity. Such policies are in full force and effect, and all premiums due thereon have been paid. The applicable LongView Entity has complied in all material respects with the provisions of such policies. No notice has been received canceling or threatening to cancel or refusing to renew any of such insurance. Except for the policy described in the attachment to Schedule 2.8, the rights of the insured under such policies will not be terminated or adversely affected by the Closing or the consummation of the other transactions contemplated hereby. To the knowledge of each of the Seller and the LongView Entities, there is currently no basis for any insurance claim by either of the LongView Entities.

          2.9  Intellectual Property.  (a)  Schedule 2.9(a) lists all items of
               ---------------------        ---------------
computer software, trademarks, trade names, fictitious names, service marks, patents and copyrights in which either of the LongView Entities has an interest, other than third party software that is subject to a shrink-wrap license, and lists the nature of that interest (collectively, the "Intellectual Property").
                                                      ---------------------
Each LongView Entity owns or holds all of the rights to use, license and commercialize the Intellectual Property in the manner currently used, licensed or commercialized by such LongView Entity. To the knowledge of each of the Seller and the LongView Entities, none of the Intellectual Property nor any of the products or services sold or provided by either of the LongView Entities nor any of the processes used or the business practices followed by either of the LongView Entities infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent, copyright or other intellectual property right of any Person, or constitutes misappropriation of trade secrets. The Intellectual Property constitutes all intellectual property necessary for the conduct immediately following the Closing of the business of the LongView Entities in all material respects as conducted as of the date hereof. Neither of the LongView Entities is obligated to pay any license fee, royalty or other payment with respect to any of the Intellectual Property, except as disclosed on
Schedule 2.9(a). To the knowledge of each of the Seller and the LongView
--------------
Entities, no Person is producing, providing, selling or using products or services that would constitute an infringement of any of the Intellectual Property or a misappropriation of trade secrets in any of the Intellectual Property.

          (b)  Schedule 2.9(b) identifies all Intellectual Property developed by
               ---------------
or on behalf of or otherwise owned by, or licensed to third Persons by, either of the LongView Entities (the "Proprietary IP"). Except as set forth on
                               --------------
Schedule 2.9(b), the LongView Entities own the trademarks, trade names,
---------------
fictitious names, services marks, patents, copyrights, trade secrets and other intellectual property included in the Proprietary IP free and clear of all Liens. Except as disclosed on Schedule 2.9(b), no Person (including the Seller)
                               ---------------
other than the LongView Entities has any (i) ownership interest in the Proprietary IP, (ii) right to use the Proprietary IP or (iii) right to prevent the LongView Entities from using, licensing, creating derivative works of and commercializing any of the Proprietary IP in the manner the LongView Entities are currently using, licensing, creating derivative works of and commercializing such Proprietary IP or have committed to do so.

          (c)  Schedule 2.9(c) identifies all computer software and other
               ---------------
products (including maintenance and support services) that are marketed, offered, licensed, sublicensed, sold, distributed or commercialized by or on behalf of the LongView Entities (including products for which either LongView Entity may have a contingent obligation to market, offer, license, sublicense, sell, distribute or commercialize) (the "Software Products"). Except as set
                                         -----------------
forth on Schedule 2.9(c), LongView owns the intellectual property in and the
         ---------------
right, directly and indirectly, to copy, publish, distribute, create derivative works of, run, perform, license and commercialize the Software Products. For all the Software Products for which LongView does not own the intellectual property, LongView has valid and fully paid for all software and other licenses necessary for the past and current use, licensing, creation of derivative works and commercialization of the Software Products by the Long View Entities.

          (d) Except as set forth on Schedule 2.9(d), the Software Products are designed to be used prior to, during and after the calendar year 2000 A.D., and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century, including the fact that the year 2000 is a leap year ("Y2K Compliant"); provided, that it
                                             -------------    --------
is understood and agreed that any failure to comply with the conditions set forth herein that results from non-compliant hardware, operating system software, or third-party software products that are not Software Products shall not constitute a breach by the Seller of the representation and warranty herein.

          (e)  Except as set forth on Schedule 2.9(e), the Software Products
                                      ---------------
developed by either LongView Entity have been developed in a workmanlike manner.

          (f) Each LongView Entity shall have at Closing the source code of all versions currently utilized by such LongView Entity and installations of its Software Products. The Seller has made available to the Purchaser copies of all license agreements for any computer programs licensed from the Seller or third Persons and used by the LongView Entities, other than computer programs that are subject to a shrink-wrap license.

          (g) The LongView Entities have fully paid for all licenses for third party software that is subject to a shrink-wrap license used in the internal operations of the LongView Entities, including the licenses appropriate for the actual number of current and past users of such software. All such licenses are valid and enforceable against the respective LongView Entity and, to the knowledge of the Sellers and each LongView Entity, are valid and enforceable against each other party thereto.

          2.10 Government Permits.  Each LongView Entity holds all Permits from
               ------------------
an Authority that are necessary or required for the conduct of its business as currently conducted, other than those the failure of which to obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such Permits are listed on Schedule
2.10 are valid and in full force and effect, and no proceeding is pending, or, to the knowledge of each of the Seller and the Long View Entities, threatened, to modify, suspend, revoke or otherwise limit any of such Permits and no action by any Authority has been taken or, to the knowledge of each of the Seller and the LongView Entities, is threatened, in connection with the expiration, revocation, modification or renewal of any of such Permits which if successful would reasonably be expected to have a Material Adverse Effect.

          2.11 Taxes and Tax Returns.  (a) Each LongView Entity has filed on a
               ---------------------
timely basis all returns (including information returns) and reports of all Taxes (as defined below) required to be filed by it and has timely given and delivered all Tax notices, accounts and information required to be given by it in respect of Taxes for which it may be liable. To the knowledge of each of the Seller and the LongView Entities, all information provided in such returns, reports, notices, accounts and information was, when filed or given, complete and accurate in all material respects. Except as set forth on Schedule 2.11(a),
                                                              ----------------
all Taxes required to be paid by either of the LongView Entities that were or are due and payable have been paid. Adequate provisions in accordance with applicable generally accepted accounting principles consistently applied have been made in the LongView Entities' Financial Statements (as defined in Section 2.12) for the payment of all Taxes for which such LongView Entity may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed.

          (b)  Except as set forth in Schedule 2.11(b), to the knowledge of each
                                      ----------------
of the Seller and the LongView Entities, there are (i) no pending or threatened audits, investigations, claims, suits or other proceedings for or relating to any Taxes for which either of the LongView Entities may become, directly or indirectly, liable; (ii) no material deficiencies for Taxes of the LongView Entities have been claimed, proposed or assessed by any taxing or other governmental authority; (iii) no matters under discussion by the LongView Entities with any governmental authorities with respect to Taxes that could result in any additional amount of Taxes of the LongView Entities; (iv) no extension of a statute of limitations (whether arising by reason of a waiver, claim for refund, or otherwise) relating to Taxes of the LongView Entities in effect nor any requests for such are pending; (v) no requests for rulings or determinations in respect of Taxes of either of the LongView Entities pending with any governmental Authority; and
(vi) no examinations completed with respect to either LongView Entity's Tax returns that were filed on or after January 1, 1993 and before the Closing Date.

          (c) The Seller has furnished or made available to the Purchaser complete and accurate copies of all returns and reports of all Taxes filed by the LongView Entities on or prior to the date hereof. Except as set forth on
Schedule 2.11(c), each of the LongView Entities has collected or withheld all
----------------
Taxes that it is required to collect or withhold. Except as set forth on
Schedule 2.11(c), upon consummation of the transactions contemplated hereby, neither of the LongView Entities will be a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group or under comparable laws of other states or foreign jurisdictions), or any other contractual obligation to pay the Tax obligations of another person or to pay Tax obligations relating to transactions of another person.

          (d) LongView has never elected to be treated as an S corporation pursuant to section 1362(a) of the Code. LongView has never been a party to any transaction intended to qualify under Code section 355 or any corresponding provision of state law. The Seller is a United States person within the meaning of the Code. LongView does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country, and LongView has not engaged in a trade or business within any foreign country. Except for an establishment in the United Kingdom, LongView UK does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country, and LongView UK has not engaged in a trade or business within any country except Great Britain. All material elections with respect to the Taxes of the LongView Entities made during the fiscal years ending January 31, 1996, 1997 and 1998 and August 31, 1998 and December 31, 1998 are reflected on their respective Tax returns for such periods, copies of which have been provided or made available to the Purchaser. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of the Purchaser, which consent will not be unreasonably withheld or delayed. Neither of the LongView Entities is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for United States federal income tax purposes. Neither of the Longview Entities will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) beginning after the Closing Date pursuant to Code section 481 or 263A or any comparable provision under state or foreign Tax law as a result of transactions, events, or accounting methods employed prior to the Closing Date.

          (e)  "Tax" and "Taxes" shall mean (i) all taxes, assessments, levies,
                ---       -----
imposts, duties, fees, withholdings, or other similar governmental charges, including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes and social security taxes, and (ii) any interest, penalties or additions to tax imposed on a Tax described in clause (i) hereof, imposed by any national, regional, local or foreign government or subdivision or agency of any of the foregoing.

          2.12 Financial Statements; Liabilities.  (a)  The Seller has furnished
               ---------------------------------
the Purchaser with the LongView Entities' financial statements and balance sheets listed on and attached to Schedule 2.12 (the "Financial Statements").
                                 -------------       --------------------
Each of the Financial Statements and notes thereto has been prepared from the books and records of the LongView Entities in accordance with the generally accepted accounting principles, practices and methods applicable to the applicable LongView Entity, applied on a consistent basis (except as otherwise disclosed therein) and presents fairly the financial condition and results of operations of the applicable LongView Entity as of the respective dates and for the periods specified therein except, in the case of interim financial statements, for normal year-end audit adjustments.

          (b) Neither of the LongView Entities has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which are of a type required to be reflected on, or described in a footnote to, an audited balance sheet prepared under the generally accepted accounting principles, practices or methods applicable to such LongView Entity, except to the extent specifically disclosed or provided for in the applicable Financial Statement or incurred since the date of such Financial Statement in the ordinary and usual course of business consistent with past practices, except as set forth on Schedule 2.12(b).
                                       ----------------

          (c) The books of account and other records of the LongView Entities are complete and correct and have been maintained in accordance with sound business practices.

          2.13 Absence of Certain Changes and Events.  Except as permitted by
               -------------------------------------
Section 4.3 or set forth on Schedule 2.13, since August 31, 1999 through the
                            -------------
date hereof, each of the LongView Entities has conducted its business only in the ordinary and usual course consistent with past practice and no event or development has occurred that has had or would be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the first sentence of this Section 2.13, except as permitted by Section 4.4 or set forth on
Schedule 2.13, since August 31, 1999 through the date hereof, neither of the
-------------
LongView Entities has:

          (a) Authorized for issuance, issued, delivered or sold any debt or equity securities, or altered the terms of any outstanding securities issued by it;

          (b) Declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise) in respect of any shares of capital stock, or redeemed, purchased or otherwise acquired such shares, any securities convertible into or exchangeable for such shares or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (c) Paid, discharged or satisfied any liability or obligation or forgiven or otherwise cancelled any debt or claims or waived any rights (whether accrued, absolute, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice, of liabilities or obligations shown or reflected on the Financial Statements or incurred in the ordinary and usual course of business since August 31, 1999;

          (d) Except in the ordinary and usual course of business and consistent with past practice, permitted or allowed any assets (whether real, personal or mixed, tangible or intangible) to be subjected to any Lien (other than purchase money security interests granted in the ordinary course of business);

          (e) Written off as uncollectible any notes or accounts receivable other than in immaterial amounts or in the ordinary and usual course of business consistent with past practice;

          (f) Cancelled or waived any claims or rights of value or sold, transferred, distributed or otherwise disposed of any assets other than in the ordinary and usual course of business and consistent with past practice;

          (g) Granted any increase in the compensation of any officer, director, employee or agent, whether now or hereafter payable, or granted any severance or termination pay in respect of any such person, or entered into or varied the terms of any employment agreement with any such person or adopted, amended in any material respect or terminated any Benefit Plan under ERISA (as defined in Section 2.15), non-ERISA arrangement, bonus, profit sharing or other employee benefit plan, agreement or arrangement of general applicability for the benefit of its officers, directors or employees;

          (h) Made any material capital expenditure or material commitment for additions to property or equipment or other capital expenditures, or leased or agreed to lease any material assets;

          (i) Made any material change in any method of accounting or keeping its books of account or accounting practices, except as required as a result of changes in the generally accepted accounting practices applicable to such LongView Entity;

          (j) Incurred any material indebtedness for borrowed money or any other material obligation or liability other than liabilities incurred in the ordinary and usual course of business consistent with past practice;

          (k) Amended its Articles of Incorporation, By-laws or other organizational documents;

          (l)  Suffered any strike or other material employment-related problem;

          (m)  Suffered any loss of any key employee or key customer;

          (n)  Commenced or terminated any line of business;

          (o)  Amended or given any consents under any Material Contracts;

          (p) Taken any action or omitted to take any action that is reasonably likely to result in the occurrence of, or agreed or committed to do, any of the foregoing (other than as expressly contemplated by this Agreement).

          2.14 Employment Matters.  (a)  Schedule 2.14(a) sets forth a complete
               ------------------        ----------------
list of each material plan, program, arrangement or agreement that is an employment, consulting or deferred compensation agreement, or an executive compensation, bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each such plan, a "Benefit
                                          -----                       -------
Plan"), to the extent such Benefit Plan is maintained for the benefit of current
----
or former officers or employees of a LongView Entity (each such Benefit Plan, a "Schedule 2.14 Plan"). Except as set forth on Schedule 2.14, neither LongView
 ------------------                            -------------
Entity has any binding commitment to create any additional material Benefit Plan or to modify or change any existing Schedule 2.14 Plan.

          (b)  Except as set forth in Schedule 2.14, with respect to each
Schedule 2.14 Plan, (i) all material payments due from either of the LongView Entities to date have been made and all material amounts properly accrued to date as liabilities of the applicable LongView Entity that have not been paid have been properly recorded on the books of such LongView Entity, (ii) each LongView Entity has complied in all material respects with, and each such
Schedule 2.14 Plan complies in all material respects with, currently applicable provisions of all applicable Laws (including, without limitation and to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code")), (iii) there are no material actions, suits or claims pending (other
 ----
than routine claims for benefits) or, to the knowledge of each of the Seller and the LongView Entities, threatened with respect to any such Schedule 2.14 Plan or against the assets of any such Schedule 2.14 Plan and (iv) each Schedule 2.14 Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service.

          (c) No Schedule 2.14 Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of the applicable LongView Entity beyond their retirement or other termination of service (other than (i) coverage mandated by applicable Law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of LongView or (v) benefits in the nature of severance pay).

          (d) No Schedule 2.14 Plan is a Benefit Plan subject to Title IV of ERISA.

          (e) With respect to each Schedule 2.14 Plan, the Seller has made available to the Purchaser, if applicable, true and complete copies of: (a) the most recent versions of all plan documents and all amendments thereto; (b) all trust instruments and insurance contracts; (c) the last two Forms 5500 filed with the Internal Revenue Service; (d) the most recent actuarial report and financial statement; (e) the most recent summary plan description; (f) any and all forms filed with the PBGC; and (g) the most recent determination letter issued by the Internal Revenue Service.

          (f) Neither LongView Entity has violated any material provision of any Law or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, Laws and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

          (g) There is no labor strike, dispute, organizing effort, slowdown or stoppage actually pending or, to the knowledge of the Seller and the LongView Entities, threatened against or involving either of the LongView Entities, or collective bargaining agreement to which either of the LongView Entities has been a party in the past five years.

          (h) Neither LongView Entity is a party to any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent, or to the knowledge of each of the Seller and the LongView Entities, attempting to represent any employee of either of the LongView Entities.

          2.15 Employment, Severance and Termination Agreements, Etc.  Schedule
               -----------------------------------------------------   --------
2.15 lists all employment, severance, "golden parachute" or termination or
----
compensation agreements, arrangements or understandings of either of the LongView Entities with any present director, officer, employee, consultant or group of employees of such LongView Entity, other than agreements (listed on
Schedule 2.15) terminable by the applicable LongView Entity at will without
-------------
expense or liability to such LongView Entity. Except as set forth on Schedule 2.15, none of the agreements, arrangements or understandings listed on Schedule
2.15 provides for payments by either of the LongView Entities in connection with any change in control of a LongView Entity, and no payment amount will be become due from either of the LongView Entities to any current or former employee, consultant, officer or director of such LongView Entity solely as a result of the transactions contemplated by this Agreement. The Seller has delivered to the Purchaser a true and complete list of all of the officers, senior managers and directors of each of the LongView Entities, specifying their respective office and annual rate of compensation, and a true and complete list of the respective employees of the LongView Entities employed as of September 23, 1999, setting forth each such employee's compensation and date of hire. Except as disclosed in
Schedule 2.14 or 2.15, the LongView Entities have no material obligations,
---------------------
contingent or otherwise with respect to employees employed by either of the LongView Entities: (i) under any employment contract, agreement, commitment, undertaking or understanding, plan, program, policy or arrangement; (ii) under any bonus, incentive or deferred compensation contract, agreement, commitment, undertaking or understanding, plan, program, policy or arrangement (including one for severance or other payments conditioned upon a change of control of the LongView Entities); (iii) under any pension, profit-sharing, stock purchase or any other such plan, program or arrangement; or (iv) under any arrangement that has resulted or could result in the payment of any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

          2.16 Litigation; Compliance with Law.  (a)  Except as set forth on
               -------------------------------
Schedule 2.16 or Schedule 2.11(b), there is no judicial, administrative,
-------------
arbitral or alternative dispute resolution proceeding, suit or investigation pending or, to the knowledge of each of the Seller and the LongView Entities, threatened by or against a LongView Entity, including, without limitation, with respect to or affecting the business or financial condition of either of the LongView Entities, or the consummation of the transactions contemplated hereby. Neither LongView Entity is a party to, or subject to the provisions of, any Judgment. The Seller has made available to the Purchaser copies of all available audit response letters received by or with respect to the LongView Entities for the past five years. Neither of the LongView Entities has tendered the defense of any claim to an insurance carrier.

          (b)  Except as set forth in Schedule 2.16(b), the business of each of
                                      ----------------
the LongView Entities is being conducted in compliance with all applicable Laws and Judgments of any court or Authority, except for such noncompliance that, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          2.17 No Brokers.  No Person has acted on behalf of the Seller or
               ----------
either of the LongView Entities in connection with the transactions contemplated by this Agreement in such manner as to give rise to any valid claim against the Purchaser or either of the LongView Entities for any broker's or finder's fee or similar compensation in connection with the transactions contemplated by this Agreement.

          2.18 Relationships with Related Persons.  Except as set forth in
               ----------------------------------
Schedule 2.18, neither the Seller nor any other Barclays Group Member (other
-------------
than the LongView Entities) has any interest in any property used in or pertaining to the business of the LongView Entities. Except as set forth in
Schedule 2.18, neither the Seller nor any other Barclays Group Member (other
-------------
than the LongView Entities) has had since September 1, 1998 (a) business dealings (other than ordinary dealings among Barclays Group Members) or a material financial interest in any transaction with either of the LongView Entities or (b) engaged in the Business (as defined below) in competition with either of the LongView Entities within the past two (2) years; provided, that
                                                               --------
the foregoing representation and warranty shall not apply to any computer software developed and used by the Seller or any such subsidiary if in connection with its business and operations and not developed, maintained, or supported for the purpose of commercial resale or license. Except as set forth in Schedule 2.7 or 2.18, neither the Seller nor any other Barclays Group Member
   --------------------
(other than the LongView Entities) is a party to any contract with, or has a claim or right against, either of the LongView Entities.

          2.19 Bank Accounts.  A list of all bank, money market, savings and
               --------------
similar accounts and safe deposit boxes of each of the LongView Entities, specifying the account numbers and the authorized signatories or persons having access to them, has been made available to the Purchaser. No such account is overdrawn or subject to any penalty. No draw on any such account has resulted in an extension of credit to either of the LongView Entities that has not been repaid.

          2.20 Environmental Matters.  Neither of the LongView Entities has ever
               ---------------------
generated, transported, used, stored, treated, disposed of or managed any hazardous waste. No hazardous material has ever been or, to the knowledge of each of the Seller and the LongView

Entities, is threatened to be spilled, released or disposed of by either LongView Entity at any site presently or formerly owned, operated, leased or used by either of the LongView Entities, or has ever come to be located in the soil or groundwater at any such site as a result of any action by either LongView Entity. To the knowledge of the Seller and each of the LongView Entities, neither of the LongView Entities presently owns, operates, leases or uses, nor has it previously owned, operated, leased or used any site on which underground storage tanks are or at any time were located and used by either of the LongView Entities and no lien has ever been imposed by any Authority on any property, facility, machinery or equipment owned, operated, leased or used by either of the LongView Entities in connection with the presence of any hazardous material. Neither of the LongView Entities has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health or safety matter or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any law relating to the environment or to health and safety, and neither the Seller nor either of the LongView Entities has any knowledge that any will be forthcoming.

          2.21 Material Information.  No representation or warranty by the
               --------------------
Seller in this Agreement or in any Exhibit or Schedule furnished or to be furnished to the Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          2.22 No Other Representations.  The Seller acknowledges that, except
               ------------------------
as set forth in Article III, the Purchaser has made no representation or warranty whatsoever to the Seller.

          2.23 Ownership of Barclays Global Investors. On the date hereof, the
               --------------------------------------
Seller has good and marketable title to all of the issued and outstanding shares of capital stock of Barclays Global Investors, N.A. ("BGI").

          2.24 Preston Ford Special Incentive.  All amounts required to be paid
               ------------------------------
to Preston R. Ford pursuant to that certain Equity Incentive Award Plan, dated as of August 20, 1998, are obligations solely of BGI and not of either LongView Entity.

                                  ARTICLE III
                                  -----------

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

          The Purchaser hereby represents and warrants to the Seller the following:

          3.1  Due Organization, Etc.  The Purchaser is a corporation duly
               ---------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own, lease and operate its assets and to carry on its business as now conducted.

          3.2  Due Authority; No Breach.  The Purchaser has all requisite power
               ------------------------
and authority to enter into this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions provided for hereby and thereby have been duly authorized by the Board of Directors of the Purchaser and no other proceeding on the part of the Purchaser is necessary to authorize the execution or delivery of this Agreement or the Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by the Purchaser and, assuming due execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in an action at law or a suit in equity). Neither the execution and delivery of this Agreement or any Ancillary Agreement, the performance by the Purchaser of its obligations hereunder or thereunder nor the consummation of the transactions provided for hereby or thereby does or will:

          (i) conflict with or violate any provision of the Certificate of Incorporation, By-laws or any other document of governance of the Purchaser;

          (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other person or entity the right to accelerate, renegotiate or terminate or receive any payment, or require any consent, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any material contract, agreement, commitment, undertaking, lease, license, mortgage, bond, note or other instrument or any Permit to which the Purchaser is a party or by which it or its securities, properties or business are bound;

          (iii) result in the creation of any Liens upon any of its securities, properties or business;

          (iv)  constitute a violation by the Purchaser of any Law or Judgment;
or

          (v) require any consent, approval, waiver, order or authorization of, other than the pre-merger notification requirements of the HSR Act.

          3.3   Investment.  The Purchaser hereby confirms that the Shares and
                ----------
the UK Shares will be acquired for investment for the Purchaser's own account and not with a view toward distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); provided, that it is understood that
                          --------------    --------
this representation and warranty is made without prejudice to the Purchaser's right at all times to resell, transfer, or otherwise dispose of all or any part of the Shares and the UK Shares pursuant to either registration or an exemption from registration under the Securities Act.

          3.4   No Brokers.  No Person has acted on behalf of the Purchaser in
                 ----------
connection with the transactions contemplated by this Agreement in such manner as to give rise to any valid claim against the Seller for any broker's or finder's fee or similar compensation in connection with the transactions contemplated by this Agreement.

          3.5   Consolidated Balance Sheet.  (a)  The Purchaser has provided the
                --------------------------
Seller with the consolidated balance sheet of the Purchaser as of August 31, 1999 (the "Purchaser Balance Sheet"), a copy of which is attached hereto as
           -----------------------
Schedule 3.5(a).  The Purchaser Balance Sheet has been prepared in accordance
---------------
with the generally accepted accounting principles, practices and methods applicable to the Purchaser, applied on a consistent basis (except as otherwise disclosed therein) and presents fairly the financial condition and results of operations of the Purchaser as of August 31, 1999, except for normal year-end audit adjustments.

          (b) The Purchaser has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which are of a type required to be reflected on an audited balance sheet prepared under the generally accepted accounting principles, practices or methods applicable to the Purchaser, except to the extent specifically provided for in the Purchaser Balance Sheet or incurred since the date of the Purchaser Balance Sheet in the ordinary and usual course of business consistent with past practices, or as set forth on Schedule 3.5(b).
                              ---------------

          (c) As of the date hereof, the amount of unrestricted cash that the Purchaser has on hand, net of all obligations under capital leases and notes payable with a maturity of less than one year ("Net Cash"), is not materially
                                                --------
different from the Net Cash derived from the entries on the Purchaser Balance Sheet.

          3.6   Material Information.  No representation or warranty by the
                --------------------
Purchaser in this Agreement or in any Exhibit or Schedule furnished or to be furnished to the Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          3.7   No Other Representations.  The Purchaser acknowledges that,
                ------------------------
except as set forth in Article II, the Seller has made no representation or warranty whatsoever to the Purchaser.

                                   ARTICLE IV
                                   ----------

                              COVENANTS OF SELLER
                              -------------------

          4.1     Notice of Certain Events. The Seller shall notify the
                  ------------------------
Purchaser promptly of: (a) any event or condition that would cause any of the representations and warranties made by the Seller contained herein no longer to be complete and accurate as of any date on or before the Closing Date, (b) any failure on the part of the Seller to comply with any of its covenants or agreements contained herein at any time on or before the Closing Date and (c) any notice of, or other communication relating to, a material default or other event, which with notice or the lapse of time or both would become a material default, received by the Seller or either of the LongView Entities subsequent to the date of this Agreement and prior to the Closing, under any Material Contract. No notice given pursuant to this Section 4.1 shall reduce in any way the Seller's indemnification obligations under Article VI.

          4.2     Ordinary Course of Business.  During the period from the date
                  ---------------------------
hereof until the Closing, except as specifically provided in Section 4.3 or elsewhere in this Agreement or as otherwise consented to in writing by the Purchaser (which consent will not be unreasonably withheld), the Seller will cause each LongView Entity to:

          (i) carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable best efforts to preserve intact its present business organization, keep available the services of its present employees and preserve its relationships with clients, suppliers, customers, distributors and others having business dealings with it, perform its obligations under all Material Contracts and Permits, conduct its business in compliance with all applicable Laws and Judgments, maintain all assets other than those disposed of in the ordinary course of business in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner, and preserve its good will and ongoing business;

          (ii)    not amend its Articles of Incorporation or By-laws;

          (iii) not acquire, by merger, consolidation, purchase of stock or assets or otherwise, any interest in any corporation, partnership, association or other business organization or division thereof;

          (iv) not alter its outstanding capital stock or equity interests or declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or equity interests (in cash or otherwise), or purchase or redeem any shares of its capital stock or equity interests;

          (v) not issue or sell (or agree to issue or sell) any of its capital stock or equity interests or any options, warrants or other rights to purchase any such stock or interests or any securities convertible into or exchangeable for such stock or interests;

          (vi) not incur any indebtedness for borrowed money (including through the issuance of debt securities) or vary the terms of any existing indebtedness or guarantee or otherwise become liable for any material obligation or liability;

          (vii) not mortgage, pledge or subject to any Lien, any of its properties;

          (viii) not discharge or satisfy any material Lien or pay or satisfy any material obligation or liability (fixed or contingent) or compromise, settle or otherwise adjust any material claim or litigation or cancel or waive any claims or rights of value;

          (ix) not lease, acquire or dispose of any substantial assets or rights, including without limitation any Proprietary IP; provided that LongView
                                                         --------
shall be entitled to grant licenses to the Proprietary IP in the ordinary course of business;

          (x) not make any change in its accounting procedures or practices unless mandated by generally accepted accounting principles;

          (xi) except as set forth on Schedule 4.2(xi) not to grant to any officer, director, consultant or employee any increase or modification of compensation or benefits, or any severance or termination pay, or make any loan to or enter into any new employment agreement or arrangement with any such person;

          (xii) not adopt, enter into, amend in any material respect, announce any intention to adopt or terminate, any Benefit Plan, program or arrangement of general applicability;

          (xiii)  not reduce or eliminate any insurance coverage;

          (xiv) not enter into any new Material Contract, or amend in any material respect or grant any consent under any Material Contract;

          (xv)    not close any bank account;

          (xvi) not write off as uncollectible any notes or accounts receivable other than in immaterial amounts;

          (xvii)  not commence or terminate any line of business;

          (xviii) not institute any judicial, administrative, arbitral or alternative dispute resolution, proceeding, suit or investigation; and

          (xix) not agree to take any of the actions set forth in the foregoing subparagraphs (iii) through (xviii);

provided, however, that the Seller shall not be liable for any breach of this
--------  -------
Section 4.2 to the extent that the action of a LongView Entity resulting in such breach was taken at the direction of the Purchaser or its representatives.

          4.3     Intercompany Liabilities.  Notwithstanding Section 4.2, the
                  ------------------------
Seller shall be entitled to the proceeds of all receivables of the LongView Entities' that relate to any period ending on or prior to the date of this Agreement (the "Receivables") regardless of when the Receivables are actually
                -----------
paid, including without limitation the Receivables listed on Schedule 4.3 (which
                                                            -------------
such Receivables listed thereon the Seller represents and warrants conform to the definition of Receivables) and all cash received by the LongView Entities prior to the Closing (other than cash received in respect of any receivable relating to any period following the date hereof and any cash provided by the Purchaser to either of the LongView Entities following the date hereof);

provided, that each of the LongView Entities otherwise conducts its business
--------
only in the ordinary course consistent with past practice and, specifically, does not incur any debt, dispose of any other assets or otherwise raise cash other than in the ordinary course of business; and provided further, that the
                                                   -------- -------
Seller shall not be entitled to any amount of cash and Receivables in excess of the total amount of intercompany obligations owed by the LongView Entities to the Seller and the other Barclays Group Members. The Purchaser shall cause each LongView Entity to exercise commercially reasonable efforts to collect any and all Receivables remaining unpaid following the Closing and to remit at least monthly to the Seller all payments received by either of the LongView Entities following the Closing in respect of any Receivables; provided, that LongView shall not, and
                                       --------
the Purchaser shall not cause LongView to, write off any Receivable following the Closing unless LongView shall have first offered the Seller the opportunity in writing to assume such Receivable and the Seller shall have not indicated its desire to do so in writing within ten (10) business days after the date of such notice.

          4.4  Waiver of Intercompany Obligations.  Effective as of the Closing,
               ----------------------------------
the Seller, acting on behalf of all of the Barclays Group Members, hereby waives all amounts in the nature of intercompany obligations that are payable, due or owing as of the Closing by either of the LongView Entities to any Barclays Group Member. From and after the Closing, the Seller shall defend, indemnify and hold harmless the Purchaser from and against all payments, damages, liabilities, costs, expenses and obligations arising out of or in connection with any claim by a Barclays Group Member with respect any such intercompany obligation to the extent existing immediately following the Closing.

          4.5  Access to Properties and Records.  Between the date of this
               --------------------------------
Agreement and the Closing Date, but subject to the confidentiality obligations binding on Purchaser, the Seller shall cause each LongView Entity to (i) provide to the Purchaser and its authorized representatives reasonable access to the premises and operations of such LongView Entity during normal business hours and on reasonable notice to the Seller, (ii) permit the Purchaser and their authorized representatives to make such inspections of the premises and operations as they may reasonably request and (iii) cause the officers and employees of the LongView Entities to furnish to the Purchaser and its authorized representatives such financial and operating data as they may from time to time reasonably request. Neither the Purchaser nor any of its authorized representatives shall (i) direct or instruct any of the officers or employees to cause either of the LongView Entities to take any action listed in
Section 4.2, without the prior consent of the Seller or (ii) otherwise interfere in any way with the conduct of such LongView Entity's business. Notwithstanding the first sentence of this Section 4.5, neither the Seller nor either of the LongView Entities shall be required to disclose any agreement executed in connection with the acquisition by the Seller of LongView or investment in LongView by any other entity to the extent such agreements do not contain any information relevant to LongView's continuing operations. Upon the Closing, the Seller shall deliver all books and records and any other assets of the LongView Entities in its possession to the respective LongView Entity or to such other Person identified in writing by the Purchaser to the Seller; provided, that the
                                                             --------
Seller may retain a copy of any such books and records that it deems reasonably necessary to satisfy any applicable tax, accounting, legal or regulatory obligations to which it is subject; provided, further, that the Seller shall
                                    --------  -------
treat such books and records as confidential and shall not, and shall cause its directors, officers, employees and representatives to not, use or disclose the information contained therein except as (i) permitted hereunder or (ii) as may be required by judicial or administrative process or applicable law or regulation.

          4.6  Acquisition Proposals.  During the period from the date of this
               ---------------------
Agreement until the earlier of (i) October 15, 1999 and (ii) the Closing Date, neither the Seller or LongView nor any of such entities' directors, officers, employees, agents or representatives will (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into negotiations looking toward, or (c) enter into any agreement or understanding providing for, any acquisition of the capital stock, assets or business of LongView (other than the transactions contemplated hereby); nor shall any of such entities provide any information to any Person (other than to the Purchaser and its representatives) for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to any such transaction. The Seller will immediately advise the Purchaser of, and communicate to the Purchaser the terms of, any such inquiry or proposal that the Seller or LongView may receive or of which either of them may become aware.

          4.7  Non-Competition.  (a)  The Seller agrees that, during the one
               ---------------
year period commencing on the Closing Date, neither the Seller nor any of its subsidiaries will, directly or indirectly, engage in the business of developing, designing, manufacturing, producing, distributing, maintaining or supporting computer software of a type owned by LongView or licensed by LongView to third parties as of the Closing Date, in competition with LongView (the "Business");
                                                                   --------
provided, however, that the foregoing covenant shall not apply to any computer
--------  -------
software developed by the Seller or any such subsidiary with the assistance of the Purchaser; or any computer software used by the Seller or any such subsidiary only in connection with its business and operations and not developed, maintained, or supported for the purpose of commercial resale or license, (ii) induce or attempt to induce any employee or independent contractor of the LongView Entities to leave such LongView Entity, (iii) in any way interfere with the relationship between either of the LongView Entities and any of its employees or independent contractors, or (iv) induce or attempt to induce any customer, supplier, licensee or business relation of the LongView Entities to cease doing business with the LongView Entities, or in any way interfere with the relationship between any customer, supplier, licensee or business relationship of the LongView Entities.

          4.9  Cooperation - Tax Returns and Audits.  The Seller shall cooperate
               ------------------------------------
fully with the Purchaser in connection with the Purchaser's preparation and filing of any tax return required to be filed in respect of any Tax imposed on the LongView Entities for any taxable period that ends on or after the Closing Date, or any audit examination or administrative or judicial proceeding by any governmental taxing authority in respect of any Tax for any taxable period that ends on or before the Closing Date. Such cooperation shall include, but is not limited to, the furnishing or making available of relevant records, books of account or other materials.



                                   ARTICLE V
                                   ---------

                     COVENANTS OF PURCHASER; JOINT COVENANT
                     --------------------------------------

          5.1  Provision of Balance Sheets; Notification of Reduction in Net
               -------------------------------------------------------------
Cash.
----

          (a) From the date hereof for so long as the Promissory Note is outstanding, the Purchaser shall (i) provide to the Seller by facsimile transmission on a monthly basis the Purchaser's consolidated balance sheet (the "Monthly Balance Sheet") as of the end of each month on or before the fifteenth
 ---------------------
day following the end of the month to which such Monthly Balance Sheet pertains; and (ii) notify the Seller by facsimile transmission within two days following the end of any month in which the Promissory Note is outstanding if, as of the end of the immediately preceding month, the Purchaser had on hand less than $20 million in Net Cash. The Seller shall treat the Purchaser Balance Sheet and all such Monthly Balance Sheets as well as any facsimile transmission sent within such two day period as confidential and shall not, and shall cause its directors, officers, employees and representatives to not, use or disclose the information contained therein except (i) as permitted hereunder or in connection with an action to enforce the Seller's rights under the Promissory Note or (ii) as may be required by judicial or administrative process or applicable law or regulation.

          (b) The Purchaser shall send with each Monthly Balance Sheet by a certificate in the form attached hereto as Exhibit D, whereby the Purchaser
                                           ---------
shall represent and warrant to the Seller (i) whether or not, as of the date of such Monthly Balance Sheet, the Purchaser had on hand at least $24 million in Net Cash if the date of such Monthly Balance Sheet falls at the end of the calendar quarter or $20 million in Net Cash if the date of such Monthly Balance Sheet does not fall at the end of the calendar quarter; (ii) that such Monthly Balance Sheet has been prepared in accordance with the generally accepted accounting principles, practices and methods applicable to the Purchaser, applied on a consistent basis (except as otherwise disclosed therein) and presents fairly the financial condition of the Purchaser as of the date of such Monthly Balance Sheet, except for normal year-end audit adjustments; and (iii) that, as of the date of such Monthly Balance Sheet, the Purchaser had no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which are of a type required to be reflected on an audited balance sheet prepared under the generally accepted accounting principles, practices or methods applicable to the Purchaser, except to the extent provided for in such Monthly Balance Sheet, except for normal year-end audit adjustments.

          5.2  Notice of Certain Events.  The Purchaser shall notify the Seller
               ------------------------
promptly of: (a) any event or condition that would cause any of the representations and warranties made by the Purchaser contained herein no longer to be complete and accurate as of any date on or before the Closing Date and (b) any failure on the part of the Purchaser to comply with any of its covenants or agreements contained herein at any time on or before the Closing Date. No notice given pursuant to this Section 5.2 shall reduce in any way the Purchaser's indemnification obligation under Article VI.

          5.3  Severance Costs.  The Purchaser hereby agrees to be responsible
               ---------------
for, and shall defend, indemnify and hold harmless the Seller and the other Barclays Group Members from and against all payments, damages, liabilities, costs, expenses and obligations arising out of or in connection with the termination or resignation of any employee of either of the LongView Entities following the Closing or, if any such action is taken pursuant to a written instruction from the Purchaser, prior to the Closing, except for any such payments, damages, liabilities, costs, expenses or obligations based on any agreement, commitment or action taken prior to the Closing Date by any Barclays Group Member that is not set forth in Schedule 2.14(a).
                                      -----------------

          5.4  Certain Leases.   Unless the Purchaser shall have already done so
               --------------
prior to the Closing, the Purchaser hereby assumes the obligations of the Seller and any other Barclays Group Member, whether as lessee or guarantor, under each lease of real property used in connection with LongView's business listed on
Schedule 2.6, effective as of the later of the Closing Date or the receipt of any necessary consent under such lease. Upon the effectiveness of any such consent, the Purchaser shall pay the Seller an amount equal to $111,000, which represents the deposit in the amount of $111,000 maintained with Fleet Bank listed on Schedule 2.7(a)(viii) securing the letter of credit guaranteeing the performance of LongView's obligations under such lease. From and after the Closing Date the Purchaser shall defend, indemnify and hold harmless the Seller and such other Barclays Group Member from and against all payments, damages, liabilities, costs, expenses and obligations arising out of or in connection with the leases of real property listed on Schedule 2.6.

          5.5  Fund Accounting Application.  If the Seller or any other Barclays
               ---------------------------
Group Member shall retain the Purchaser or LongView to build a fund accounting application, the Purchaser hereby agrees to use its commercially reasonable efforts, and to cause LongView to use its commercially reasonable efforts, to facilitate discussions between the Barclays Group and Perot Systems Corporation to explore the possibilities for outsourcing arrangements between the Barclays Group and Perot Systems Corporation.

          5.6  Inclusion of an Icon.  If LongView intends to offer a trade order
               --------------------
management system that provides for the linking of users (including through any version of the LandMark Application), it shall provide the Seller with advance written notice thereof. At any time thereafter, upon the written request of the Seller or any other Barclays Group Member, the Purchaser agrees to cause LongView to include in the computer application controlling such trade order management system an icon or other access mechanism that has the functionality of linking to one Barclays Group Member any user that activates such access mechanism, for purposes of executing trade orders; provided, that, in the event
                                                   --------
the access mechanism shall be an icon, the Barclays Group Member shall provide such icon and any such icon shall be consistent with that provided by LongView to its other customers within such trade management application; provided,
                                                                 --------
further, that under no circumstances shall the Seller or any other Barclays
-------
Group Member have access to any confidential information of LongView or any user of the trade order management system by reason of the inclusion of such icon or other access mechanism in such system. The Purchaser agrees to cause LongView
(i) to provide the Seller with the notice referred to in the first sentence of this Section 5.6 sufficiently in advance to permit the Seller a reasonable opportunity to exercise its rights hereunder and (ii) to work in good faith with the Seller or such other Barclays Group Member to help facilitate the development by the Seller or such Member of such icon or other access mechanism. Nothing contained in this Section 5.6 shall be construed to give the Seller or any other Barclays Group Member rights greater than those granted to other customers within such trade management application. The Seller acknowledges that the user of the trade management application may be able to hide any icon or other access mechanism that may be included.

          5.7  LandMarkServiceBureau Executive Overview Fees.  The Purchaser
               ---------------------------------------------
hereby waives payment from LongView, the Seller and the other Barclays Group Members of a total of $100,000 in fees billed or otherwise billable to LongView, the Seller or any other Barclays Group Member in connection with the Purchaser's performance of the LandMarkServiceBureau Executive Overview, pursuant to a Letter Agreement dated as of June 17, 1999 between the Seller and the Purchaser.

          5.8  License to LandMark Application.   As long as a Barclays Group
               -------------------------------
Member is under a current support and maintenance agreement with LongView for the LandMark Application, the Purchaser shall cause LongView to continue to provide the Barclays Group with maintenance and any updates or new releases of the LandMark Application (including version 3.0, which will incorporate LandMark Classic and the LandMark List functionalities), when and if available, without additional charge. Except as set forth in the preceding sentence, nothing in this Agreement or the transactions contemplated hereby shall affect the existing license to the LandMark Application, as set forth in that certain Licensing Agreement dated as of May 1, 1998 between BGI and LongView.

          5.9  Joint Covenant: Cash Incentive Bonus Plan.  The Purchaser hereby
               -----------------------------------------
agrees to cause LongView to pay to the employees of LongView, on or before February 29, 2000 and as a payment under LongView's Cash Incentive Bonus Plan for staff and management, an aggregate amount of at least $1,080,000, which amount represents the amount accrued on the books of LongView through September 30, 1999, an amount that is based solely on the number of days and salaries that persons currently employed by LongView have worked or will receive, as the case may be, in the current calendar year, and which amount is to be allocated among such employees in consultation with the President of LongView. The Seller agrees to reimburse LongView for $1,080,000 immediately upon written certification of LongView and the Purchaser to the Seller that the payments referred to in the preceding sentence have been made.

          5.10 Cooperation - Tax Returns and Audits.  Purchaser shall cooperate
               ------------------------------------
fully with the Seller in connection with the Seller's preparation and filing of any tax return required to be filed by the Seller in respect of any Tax imposed on LongView for any taxable period that ends on or before the Closing Date, or any audit examination or administrative or judicial proceeding by any governmental taxing authority in respect of any Tax for any taxable period that ends on or before the Closing Date. Such cooperation shall include, but is not limited to, the furnishing or making available of records, books of account or other materials of LongView.

          5.11 Closing Date Payments.  At Closing, the Purchaser shall pay to
               ---------------------
the Seller an amount equal to the sum of: (i) monthly rent paid by the Seller or LongView (at a rate of $35,360.50 per month) in respect of any period from and after the date hereof with respect to LongView's Boston offices listed on
Schedule 2.6(a), (ii) all expenses incurred with respect to LongView's employee and contractor payroll, together with any and all related taxes and benefits thereto, for all periods from and after the date hereof and (iii) an amount equal to $14,445.21, in respect of LongView's payment to the New England Aquarium in connection with LongView's planned LandMark Application users conference.

                                   ARTICLE VI
                                   ----------

                 TERMINATION OF REPRESENTATIONS AND WARRANTIES;
                 ----------------------------------------------

                                INDEMNIFICATION
                                ---------------

          6.1  Termination of Representations and Warranties. All
               ---------------------------------------------
representations and warranties of the parties (other than the representations and warranties set forth in the last sentence of Section 2.3(a) (good and marketable title to all the Shares et al.), the last sentence of Section 2.3(b) (good and marketable title to all the UK Shares et al.) and Section 2.11 shall survive the Closing for a period of one year from and after the Closing Date (the "Survival Period") and shall be of no further force or effect thereafter;
      ---------------
provided that if a claim for indemnification is made in connection with any
--------
representation or warranty before the termination of the Survival Period with the provisions of Section 6.5, the Survival Period will be extended solely with respect to such claim until the date of final determination of such claim. The representations and warranties set forth in the last sentence of Section 2.3(a) (good and marketable title to all the Shares et al.), the last sentence of
Section 2.3(b) (good and marketable title to all the UK Shares et al.) and
Section 2.11 and all covenants and agreements of the parties set forth in this Agreement shall survive the Closing and continue in full force and effect thereafter until such time as the applicable statute of limitations has run.

          6.2  Indemnification by the Seller.
               -----------------------------

          (a) From and after the Closing Date and subject to the provisions of this Article VI, the Seller shall indemnify, defend and hold harmless the Purchaser and its officers, directors and employees and their respective successors and permitted assigns, after taking into account recognized Tax effects, from and against any and all actions, proceedings, costs, damages, claims, liabilities (absolute and contingent), fines, penalties and payments whatsoever (collectively, "Losses"), including reasonable counsel fees, that may
                           ------
be asserted against or suffered by the Purchaser or its officers, directors and employees and their respective successors and permitted assigns arising out of, relating to or on account of (i) any breach of any representation, warranty, covenant or agreement on the part of the Seller made in this Agreement or the Ancillary Agreements or (ii) any claim against either of the LongView Entities for unpaid sales or use Taxes relating to periods prior to the Closing Date. Notwithstanding anything to the contrary in this Agreement, the Purchaser agrees that the Seller shall have no obligation to indemnify the Purchaser for any Losses arising out of, relating to or on account of (i) the failure of either of the LongView Entities to have fully paid and valid licenses for third party software that is subject to a shrink-wrap license used in the internal operations of the LongView Entities, including the licenses appropriate for the actual number of current and past users of such software and (ii) any of the contingent Tax liabilities described in the second paragraph (Massachusetts Sales and Use Tax Audit), third paragraph (New York State and City use Tax) and fourth paragraph (City of Boston personal property Tax) of Schedules 2.11(a) and 2.11(b)(i)-(vi) hereto.

          (b) Other than claims arising from or relating to breaches of any covenant or agreement set forth in Section 4.4 or 5.9, the Seller's obligation to indemnify the Purchaser for any Losses pursuant to Section 6.2(a) shall not be effective until the aggregate amount of all such Losses for which the Seller is liable to the Purchaser under Section 6.2(a) exceeds $250,000 (the "Basket"),
                                                                       ------
subject to Section 6.2(c); provided, that once the amount of Losses for which
                           --------
the Seller is liable under Section 6.2(a) exceeds the Basket, then the Purchaser shall be entitled to indemnification for the total amount of its Losses in excess of $125,000.

          (c) Other than claims arising from or relating to breaches of any covenant or agreement set forth in Section 4.4 or 5.9, in no event shall the Seller's liability under this Section 6.2 exceed in the aggregate $1,500,000 (the "Maximum Amount").
      --------------

          6.3  Indemnification by the Purchaser.
               --------------------------------

          (a) From and after the Closing Date and subject to the provisions of this Article VI, the Purchaser shall indemnify, defend and hold harmless the Seller and its officers, directors and employees and their respective successors and permitted assigns, after taking into account recognized Tax effects, from and against any and all Losses, including reasonable counsel fees, that may be asserted against or suffered by the Seller or its officers, directors and employees or their successors and permitted assigns arising out of, relating to or on account of any breach of any representation, warranty, covenant or agreement on the part of the Purchaser made in this Agreement or the Ancillary Agreements.

          (b) Other than claims arising from or relating to breaches of any covenant or agreement set forth in Section 4.3 or 5.3, the Purchaser's obligation to indemnify the Seller for any Losses pursuant to Section 6.3(a) shall not be effective until the aggregate amount of all such Losses for which the Purchaser is liable to the Seller under Section 6.3(a) exceeds the Basket, subject to Section 6.3(c); provided, that once the amount of Losses for which the Purchaser is liable under Section 6.3(a) exceeds the Basket, then the Seller shall be entitled to indemnification for the total amount of its Losses in excess of $125,000.

          (c) Other than claims arising from or relating to breaches of any covenant or agreement set forth in Section 4.3 or 5.3, in no event shall the Purchaser's liability under this Section 6.3 exceed in the aggregate the Maximum Amount. It is understood and agreed by the parties that the amount due by the Purchaser to the Seller pursuant to the Promissory Note shall be in no way limited by the terms of this Section 6.3, including without limitation the Maximum Amount.

          6.4  Effect of Adjustment to Purchase Price.  All amounts paid
               --------------------------------------
pursuant to this Article VI by one party to another party (other than interest payments) shall be treated by such parties as an adjustment to the Purchase Price paid or received by such party, as the case may be.

          6.5  Method of Asserting Claims, Etc.  The party or parties making a
               -------------------------------
claim under this Article VI is, for purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties against whom such claims are
     -----------------
asserted under this Article is, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims by an Indemnified Party under this
        ------------------
Agreement shall be asserted and resolved only as follows:

          (a) In the event that (i) any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (such claim or demand, a "Third Party Claim") or (ii) any Indemnified Party
                          -----------------
hereunder should have a claim or demand against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party (such claim or demand a "Direct Claim"), the
                                                            ------------
Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible to determine (which estimate shall not be conclusive of the final amount of such claim or demand) (a "Claim
                                                                   -----
Notice"); provided, however, that any failure to give such notice will not waive
------    --------  -------
any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced.

          (b) In the event of a Third Party Claim, the Indemnifying Party may, and upon request of the Indemnified Party shall, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in connection with such claim or demand and shall pay the fees and disbursements of such counsel with regard thereto. In the event an Indemnifying Party shall retain such counsel, an Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of the Indemnified Party's counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and such Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and disbursements of more than one firm qualified in such jurisdiction to act as counsel for the Indemnified Party. No Indemnifying Party shall be liable to an Indemnified Party for any settlement of any action or claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

          (c) In the event of a Direct Claim, if the Indemnifying Party notifies the Indemnified Party within sixty (60) days of receipt of a Claim Notice that it does not dispute such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder and shall be paid to the Indemnified Party immediately.

          6.6  Exclusive Remedy.  The provisions of this Article VI shall
               ----------------
constitute the sole and exclusive remedy of the Purchaser, on the one hand, and the Seller, on the other, for any Losses suffered by either of them on account of any breach by the other of any representations, warranties, covenants or agreements contained in this Agreement.

                                  ARTICLE VII
                                  -----------

                                  TERMINATION
                                  -----------

          7.1  Termination.  Subject to the provisions of Section 7.2, this
               -----------
Agreement may be terminated at any time prior to the Closing Date by the mutual written agreement of the Purchaser and the Seller. If the Closing has not occurred on or before February 15, 2000 or such later time as may be mutually agreed upon by the parties, then either party may terminate this Agreement upon written notice to the other party. Upon termination of this Agreement, either of the Seller and Purchaser may execute and deliver to the Escrow Agent a notice in the form of Exhibit C to the Escrow Agreement (directing the Escrow Agent to return the Shares and the UK Shares to the Seller and the Purchase Price to the Purchaser).

          7.2  Effect of Termination.  If this Agreement is terminated and the
               ---------------------
transactions contemplated hereby are not consummated as provided above, this Agreement shall become void and of no further force and effect, except for any liability for any willful breach of a covenant or agreement contained in this Agreement causing or permitting such termination and except that the last sentence of Section 5.1(a) and Section 8.1 shall survive such termination.


                                  ARTICLE VIII
                                  ------------

                                 MISCELLANEOUS
                                 -------------

          8.1  Costs and Expenses.  Whether or not the transactions contemplated
               ------------------
by this Agreement are consummated, each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions provided for hereby; provided, that the parties will share equally in the Hart-Scott-Rodino
        --------
filing fee.

          8.2  Notices.  Any notice, request, consent, approval or other
               -------
document, instrument or communication that may be required or permitted to be delivered or served hereunder shall be effective upon delivery and shall be in writing and may be personally delivered, mailed by courier or sent by facsimile and confirmed by telephone as follows (until notice of a change thereof is given as provided herein):

          If to the Seller:

               Barclays California Corporation
               45 Fremont Street
               San Francisco, CA 94105

               Attention:  Chief Financial Officer
               Facsimile:  (415) 908-7127
               Telephone:  (415) 597-2738

          with copies to:

               Barclays Global Investors, N.A.
               45 Fremont Street
               San Francisco, CA 94105

               Attention:  Chief Counsel
               Facsimile:  (415) 597-2698
               Telephone:  (415) 597-2620

          If to the Purchaser:

               TenFold Corporation
               180 West Election Road
               Suite 100
               Draper, UT 84020
               Attention:  General Counsel
               Facsimile:  (801) 495-0353
               Telephone:  (801) 495-1010

          with copies to:

               Parsons Behle & Latimer
               201 S. Main Street, suite 1800
               Salt Lake City, Utah 84111
               Attention:  Mark E. Rinehart
               Facsimile:  (801) 536-6111
               Telephone:  (801) 532-1234

          8.3  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall, for all purposes, be deemed an original instrument.

          8.4  Entire Agreement.  This Agreement (including the Exhibits and
               ----------------
Schedules hereto, which are incorporated herein and made a part hereof), and the Ancillary Agreements sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any other prior understanding, agreement or statement of intent, in each case, written or oral, including without limitation the Letter of Intent dated as of September 19, 1999 between the Purchaser and the Seller, and other correspondence heretofore exchanged between the parties.

          8.5  Transfer Taxes.  The Seller shall be responsible for all sales,
               --------------
stamp, conveyance, transfer, documentary, use, filing, value added and other similar taxes and fees imposed with respect to the transfer of the Shares and the UK Shares to be effected pursuant to this Agreement.

          8.6  Captions.  All headings contained in this Agreement are for
               --------
convenience or reference only and shall not control or affect in any way the meaning, construction or interpretation of any of the provisions hereof.

          8.7  Public Announcements.  For a period of three months following the
               --------------------
date hereof, the Purchaser and the Seller shall provide each other with reasonable advance notice and an advance copy of any public announcement or other public disclosure such party proposes to make concerning the transactions contemplated hereby, and the parties shall endeavor in good faith to reach agreement on any issues either party may have with the content, form or timing of any such public announcement or public disclosure. Notwithstanding the foregoing, each party shall keep confidential and shall not make at any time following the date hereof any disclosure whatsoever regarding the amount or form of the consideration paid or to be paid by the Purchaser to the Seller for the Shares and the UK Shares, unless and only to the extent that a party determines that such disclosure (after making commercially reasonable efforts to avoid such disclosure and after advising and consulting with the other party about its intention to make, and the proposed contents of, such disclosure), based on the advice of such disclosing party's counsel, is required by applicable Law or regulations governing NASDAQ.

          8.8  Governing Law; Dispute Resolution.
               ---------------------------------

          (a) This Agreement shall be governed by the laws of the State of California (without regard to the conflict of laws principles thereof) as to all matters, including but not limited to matters of validity, construction, effect and performance.

          (b) Any legal disagreement, dispute, controversy or claim arising out of or relating to this Agreement, the interpretation hereof, the relationship contemplated hereby, or the breach, termination or invalidity hereof shall be finally resolved by arbitration in San Francisco, California conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Arbitration under this Section shall be initiated by written demand for arbitration specifying the controversy or claim on which arbitration is sought, as well as the relief requested. It is understood and agreed by the parties that it is not the parties' intention to have the terms of this Section 8.8 apply in any manner to any disagreement, dispute, controversy or claim arising out of or relating to the Promissory Note.

          (c) Arbitration shall be before a panel of three arbitrators, one of whom shall be selected by each party to the dispute within 15 business days following receipt by the respondent of the demand to arbitrate. The two arbitrators appointed by the parties shall, within 15 business days of their appointment, appoint a third, presiding arbitrator, who shall not be affiliated with either of the arbitrators appointed by the parties or the parties themselves. If either party fails to appoint an arbitrator, or the two arbitrators appointed by the parties fail to appoint a presiding arbitrator within the time limits specified herein, the American Arbitration Association shall appoint such arbitrator in accordance with its rules. The arbitrators shall, before accepting such appointment, agree to render their decision to the parties in writing together with the underlying reasoning, including separate statements of findings of facts and conclusions of law, no later than 60 days after completion of hearings, but in no event later than 180 days from the date of appointment of the last of the arbitrators to be appointed. The parties agree to use all commercially reasonable efforts to assure that the arbitration procedure set forth herein, once commenced, shall be completed as expeditiously as possible. The decision of the arbitrators shall be final and binding upon the parties and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          (d) This arbitration agreement is intended to be self-executing. The expenses of arbitration shall be borne by the party against whom the decision is rendered, or apportioned in accordance with the decision of the arbitrators in the event of a compromise decision. All notices from one party to the other relating to any arbitration hereunder shall be in writing and shall be effective if given in accordance with the provisions of Section 8.2. Notwithstanding anything to the contrary herein, the arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9,

United States Code and by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, to the exclusion of any state or municipal law of arbitration.

          (e) Notwithstanding anything contained in this Section 8.8, each party shall have the right to institute judicial proceedings against another party or any Person acting by, through or under such party in order to enforce the instituting party's rights hereunder through specific performance, injunction or similar equitable relief. Each party hereby submits to the jurisdiction of the United States District Court for the Northern District of California for purposes thereof. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to laying of the venue of any such suit, action or proceeding brought in such Court and any claim that any such suit, action or proceeding brought in such Court has been brought in an inconvenient forum. Each party hereby consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address designated in Section 8.2. Each party hereby agrees that such service (x) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (y) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.

          8.9  No Third Party Rights.  Nothing herein express or implied is
               ---------------------
intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

          8.10 Amendment and Waiver.  This Agreement may be amended, modified or
               --------------------
superseded, and any of the terms, covenants or conditions hereof may be waived, at any time by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure at any time of any party hereto to require performance by another party of any responsibility or obligation provided for in this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision of this Agreement by another party constitute a waiver of the responsibility or obligation itself.

          8.11 Construction and Representation by Counsel.  The parties hereto
               ------------------------------------------
represent that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Exhibit or Schedule attached hereto.

          8.12 Severability.  If any one or more of the provisions contained in
               ------------
this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired; provided, that the
                                                      --------
economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. In the case of any such invalidity, illegality or unenforceability, the parties hereto agree to use all commercially reasonable efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.

          8.13 Dollars.  All references in this Agreement to "Dollars" and "$"
               -------
shall mean the lawful money of the United States.

          8.14 Binding Effect; No Assignment.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.

          8.15 Knowledge  For purposes of this Agreement, an individual will be
               ---------
deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving on the date hereof as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                              SELLER:

                              BARCLAYS CALIFORNIA CORPORATION



                              /s/ Andrea M. Zulberti
                              ----------------------
                              By: Andrea M. Zulberti
                              Title: CHIEF ADMINISTRATIVE OFFICER

                              /s/ Joanne T. Medero
                              ---------------------
                              By: Joanne T. Medero
                              Title: Secretary


                              PURCHASER:


                              TENFOLD CORPORATION

                              /s/ Gary D. Kennedy
                              ---------------------
                              By: Gary D. Kennedy
                              Title: President & CEO

                              (Exhibits Omitted)